                 Cohen & Steers Quality Income Realty Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                     February ___, 2002

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers Quality Income Realty Fund, Inc. (the "Fund") hereby accepts your offer to purchase 7,000 shares at a price of $.001 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.


                                                  Sincerely,

                                                  Cohen & Steers Quality Income
                                                  Realty Fund, Inc.



                                                   By:
                                                       -------------------------


Accepted:

Cohen & Steers Capital Management, Inc.



By:
    -------------------------------